SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Travelzoo Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	36-4415727
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

590 Madison Avenue, 21st Floor New York, New York	10022
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of debt securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.      [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-55026

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

           The description of the common stock, par value $0.01 per share, of Travelzoo Inc. (the "Registrant") set forth under the caption "Description of Capital Stock" in the Prospectus filed by the Registrant with the Securities and Exchange Commission on February 14, 2002, as part of the Registration Statement on Form S-4 (No. 333-55026), as amended (the "Form S-4"), is incorporated by reference in answer to this Item.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit
1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form S-4).
2	By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-4).

SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRAVELZOO INC. (Registrant)
Date: January 30, 2003	By:	/s/ Ralph Bartel
Ralph Bartel Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form S-4).
2	By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-4).